UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest reported event): October 28, 2008

Commission File No. 001-33399

COMVERGE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	22-3543611
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

120 Eagle Rock Avenue, Suite 190

East Hanover, New Jersey 07936

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (973) 884-5970

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments

On October 28, 2008, the Audit Committee of the Board of Directors of Comverge, Inc. concluded that a material non-cash charge for impairment of goodwill and other intangible assets related to Enerwise Global Technologies, Inc., a wholly owned subsidiary of Comverge is required under generally accepted accounting principles. During the third quarter of 2008, Comverge concluded that it is likely that the fair value of one of its reporting units has been reduced below its carrying value. Comverge is currently conducting an interim goodwill and identifiable intangible asset impairment analysis, with the assistance of an independent third party valuation specialist, to determine the required amount of the non-cash impairment charge. The facts and circumstances leading to this conclusion of non-cash impairment relate to less revenue generated in the PJM territory, resulting from grid operator PJM Interconnection’s market rule change for the economic demand response program, as previously disclosed in Comverge’s Quarterly Report on Form 10-Q for the second quarter of 2008. The anticipated non-cash impairment charge is expected to be approximately $65 million to $79 million. The net non-cash impairment charge is estimated to increase diluted net loss per share by $3.05 to $3.71 per share. We will disclose the specific amount and additional information related to the impairment charge in our upcoming Quarterly Report on Form 10-Q for the third quarter of 2008. We do not anticipate that the non-cash impairment will have any effect on future cash expenditures.

On October 31, 2008, the Company issued a press release that that it expects to record a non-cash impairment charge of goodwill and certain intangible assets in the range of $65 million to $79 million for the three months ended September 30, 2008. The full text of the press release issued in connection with the announcement is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press release dated October 31, 2008 (furnished herewith).

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, including the exhibit hereto, contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this Current Report on Form 8-K are not historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. These forward-looking statements include the impact on future cash expenditures, regulatory rule changes, and certain assumptions upon which such forward-looking statements are based. The forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks associated with Comverge's business involving its products, the development and distribution of Comverge’s products and related services, economic and competitive factors, Comverge’s key strategic relationships, changes in regulations affecting Comverge’s business and other risks more fully described in Comverge’s most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Comverge assumes no obligation to update any forward-looking information contained in this Current Report or with respect to the announcements described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMVERGE, INC.

By: /s/ Michael Picchi

Name: Michael Picchi

Title: Chief Financial Officer

Dated: October 31, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press release, dated October 31, 2008 (furnished herewith).

Exhibit 99.1

FOR IMMEDIATE RELEASE

Comverge To Record Non-Cash Impairment Charge

EAST HANOVER, N.J. — October 31, 2008 — Comverge, Inc. (NASDAQ: COMV) a leading provider of clean energy through demand response and energy efficiency announced today that it expects to record a non-cash impairment charge of goodwill and certain intangible assets in the range of $65 million to $79 million for the three months ended September 30, 2008. The net non-cash impairment charge is estimated to increase diluted net loss per share by $3.05 to $3.71 per share. Comverge will release third quarter operating results after market close on November 11, 2008.

During the third quarter, Comverge concluded that it is likely that the fair value of one of its reporting units has been reduced below its carrying value. Comverge is currently conducting an interim goodwill and identifiable intangible asset impairment analysis, with the assistance of an independent third party valuation specialist, to determine the required amount of the non-cash impairment charge. This non-cash impairment charge, within the Enerwise segment, is primarily a result of less revenue being generated in the PJM territory, resulting from the rule change for economic demand response programs during 2008. The non-cash impairment charge will have no effect on Comverge's cash balances, liquidity, borrowing capacity, or debt covenant compliance.

Robert M. Chiste, Chairman, President and CEO of Comverge, stated, "The impairment charge results from accounting rules primarily driven by a regulatory change. While PJM is currently considering new proposals which could provide alternative revenue streams, we have no assurance of that occurring. From a strategic standpoint, we believe that our acquisition of Enerwise in 2007 has made Comverge a strong participant in the commercial and industrial sector. Further, the Enerwise commercial and industrial expertise and technology have opened opportunities and allowed Comverge to win and execute on long-term C&I Virtual Peaking Capacity® contracts. In addition, we continue to expand our participation in open market programs in various geographies.”

Additional Information:

Additional financial information on Comverge can be found in the Company's Quarterly Report on Form 10-Q for the quarter-ended September 30, 2008, which is expected to be filed with the Securities and Exchange Commission by November 12, 2008.

About Comverge

Comverge is a leading provider of clean energy solutions that improve grid reliability and supply electric capacity on a more cost effective basis than conventional alternatives by reducing base load and peak load energy consumption. For more information, visit www.comverge.com. Virtual Peaking Capacity is a registered trademark of Comverge, Inc.

For Comverge Investors

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release are not and do not constitute historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. These forward-looking statements include the impact on future cash expenditures, regulatory rule changes, success in certain industry sectors and geographies, and certain assumptions upon which such forward-looking statements are based. The forward-looking statements in this release do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks associated with Comverge's business involving our products, the development and distribution of our products and related services, regulatory changes, economic and competitive factors, our key strategic relationships, and other risks more fully described in our most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Comverge assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

For Additional Information:

Michael Picchi
Executive Vice President and CFO
770-696-7660, invest@comverge.com

Chris Neff
Director Corporate Marketing
973-947-6064 cneff@comverge.com